                   [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


                               September 1, 1999



(212) 351-4000                                                   C 93024-03589

United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, GA  30328

     Re:  United Parcel Service, Inc. -
          Registration Statement on Form S-4 (File No. 333-83349)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4, File No. 333-83349, as amended (the "Registration Statement"), of United Parcel Service, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the Company to the shareowners of United Parcel Service of America, Inc. ("UPS") of the Company's Class A-1 common stock, par value $0.01 per share, the Company's Class A-2 common stock, par value $0.01 per share, and the Company's Class A-3 common stock, par value $0.01 per share (collectively, the "Shares"), in connection with the proposed merger of UPS Merger Subsidiary, Inc., the Company's wholly owned subsidiary, with and into UPS.

     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

September 1, 1999
Page 2


     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Shares, when issued, will be validly issued, fully paid and non-assessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the Delaware General Corporation Law. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the proxy statement/prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,

                              /s/ Gibson, Dunn & Crutcher LLP



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